UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2003

CVS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01011	050494040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of principal executive offices)	(Zip Code)

(401) 765-1500

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 12.    Disclosure of Results of Operations and Financial Condition

On October 7, 2003, CVS Corporation issued a press release announcing its sales results for the period ended September 27, 2003. In addition, the Corporation issued revised diluted earnings per share guidance for the third quarter ended September 27, 2003 as well the 2003 fiscal year. Attached to this Current Report on Form 8-K as Exhibit 99.1, is a copy of the Corporation’s related press release dated October 7, 2003.

The information in this report is being furnished, not filed. Accordingly, the information in Item 12 of this report will not be incorporated by reference into any registration statement filed by the Corporation under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

By:	/s/ DAVID B. RICKARD

David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer Dated: October 7, 2003